UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                     April 4, 2007

Black Gaming, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-123179	20-8160036
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10777 W Twain Ave, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:             (702) 318-6860

897 West Mesquite Boulevard, Mesquite,
Nevada 89027
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement.

Reference is made to the disclosure set forth under Item 5.02 of this report, which disclosure is incorporated into this Item 1.02 by reference.

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On April 4, 2007, Curt Mayer gave us notice of his intent to resign as our Chief Financial Officer effective May 4, 2007.  As a result of his resignation, the Executive Employment Agreement dated January 1, 2006 made by our direct or indirect wholly owned subsidiaries Virgin River Casino Corporation, RBG, LLC and Casablanca Resorts, LLC with Mr. Mayer will terminate on the effective date of Mr. Mayer’s resignation.  The Executive Employment Agreement was filed as an exhibit to our Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission on November 14, 2006 and is incorporated herein by reference.  We are currently undertaking a search for a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK GAMING, LLC

Date: April 20, 2007
	By:	/s/ Curt Mayer
Curt Mayer
	Its:	Chief Financial Officer